                                                FILED PURSUANT TO RULE 424(b)(3)
                                                      REGISTRATION NO. 333-31342

PROSPECTUS SUPPLEMENT NO. 16 DATED OCTOBER 16, 2000
TO PROSPECTUS DATED APRIL 6, 2000, AS SUPPLEMENTED
ON APRIL 17, 2000, APRIL 25, 2000, MAY 8, 2000,
MAY 22, 2000, MAY 30, 2000, JUNE 9, 2000,
JUNE 21, 2000, JULY 5, 2000, JULY 19, 2000,
JULY 27, 2000, AUGUST 16, 2000, AUGUST 24, 2000,
SEPTEMBER 1, 2000, SEPTEMBER 18, 2000 AND
OCTOBER 2, 2000

                      [I2 LOGO]            i2 TECHNOLOGIES, INC.

    $350,000,000 5 1/4% Convertible Subordinated Notes due December 15, 2006

                                      and

     4,605,790 Shares of Common Stock Issuable upon Conversion of the Notes

     The information contained in the table appearing under the heading "Selling Securityholders" on pages 35-37 of the prospectus, as supplemented prior to the date of this prospectus supplement, with respect to the Selling Securityholders named below, is hereby deleted and restated with the following information:

                                                 PRINCIPAL
                                                  AMOUNT                       SHARES OF
                                                 OF NOTES     PERCENTAGE OF   COMMON STOCK
                                                   THAT           NOTES       THAT MAY BE
NAME OF SELLING SECURITYHOLDER                  MAY BE SOLD    OUTSTANDING      SOLD(1)
------------------------------                  -----------   -------------   ------------
Goldman, Sachs & Co...........................  $  300,000       *                3,947
Morgan Stanley & Co...........................  $2,500,000       *               32,898

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 *  Indicates less than one percent.

(1) Assumes full conversion of the notes held by each holder at the rate of
    13.1594 shares per each $1,000 in principal amount of notes.